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                                                                    Exhibit 10.2

            AWARE, INC. INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

I.  DEFINITIONS AND PURPOSES

A.  DEFINITIONS

         Unless otherwise specified or unless the context otherwise requires, the following terms have the following meanings:

1. "Board of Directors" or "Board" means the Board of Directors of Aware, Inc.

2. "Code" means the United States Internal Revenue Code of 1986, as amended.

3.  "Company" means Aware, Inc.

4. "Incentive Option" shall mean an Option, as identified below, which is designated as such and which, when granted, is intended to be an "incentive stock option" as defined in Section 422A of the Code.

5. "Employee" means an employee of the Company and its subsidiaries. For purposes of this definition and the Plan, a subsidiary of the Company shall be any corporation which at the time qualifies as a subsidiary thereof under the definition of "subsidiary corporation" in Section 425 of the Code. The term "Employee" shall also include directors of the Company who are not also employees of the Company. For purposes of this definition for the issuance of nonstatutory options under this Plan, Employee shall also include independent consultants and others that provide services to the Company.

6. "Nonstatutory Option" shall mean an Option, as defined below, which is designated as such and which, when granted, is not intended to be an "incentive stock option" as defined in Code Section 422A.

7. "Option" means an option granted under the Plan.

8. "Optionee" means an Employee to whom one or more Options are granted under the Plan.

9.  "Plan" means this Incentive and Nonstatutory Stock Option Plan.

10. "Shares" means the Common Stock, $.01 par value of Aware, Inc., or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article V of the Plan.

B.  PURPOSES OF THE PLAN

         The Plan is intended to encourage ownership of Shares among employees, officers and directors of the Company and its

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subsidiaries and to induce them to exert their maximum efforts toward the
Company's success.

II.  SHARES SUBJECT OF THE PLAN

         The aggregate number of Shares as to which Options may be granted from time to time shall be 2,873,002. The Shares to be issued shall be made available either from authorized but unissued Shares or Shares reacquired by the Company. If any Option granted under the Plan shall expire, be cancelled or terminate without being exercised in whole or in part, new Options may be granted covering the shares not purchased.

III.  ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Board of Directors as such Board may be composed from time to time or by a committee appointed by such Board. As and to the extent authorized by the Board of Directors of the Company, a committee may exercise the power and authority vested in the Board under the Plan. The Board shall have the authority, in its discretion, to determine the employees to whom, and the time or times at which and the terms upon which, options shall be granted and may be exercised, and the number of shares to be subject to each Option, whether Options shall be Incentive Options or Nonstatutory Options, the exercise price of Options, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan; provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the status of any Incentive Option as an incentive stock option within the meaning of
Section 422A of the Code. The Board of Directors' determinations on the matter referred to in this paragraph shall be conclusive.

IV.  TERMS AND CONDITIONS OF OPTIONS

         Any Option granted under the Plan shall be in such form as the Board may from time to time approve. Any such option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the Plan, and in the case of an Incentive Option not inconsistent with the provisions of the Code applicable to "incentive stock options", as the Board shall deem desirable. Any Option granted prior to the approval by the Company's shareholders of the Plan shall be granted subject to such approval.

         (a) Option Price.

         The purchase price of each of the Shares purchasable under an Option shall be determined by the Board. The exercise price of

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Incentive Options shall not be less than the fair market value of the Shares on the date of grant.

         (b) Option Period.

         The period of each Option shall be fixed by the Board, but no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

         (c) Exercise of Option.

         Except as provided in Paragraph (d), an Option may be exercised in whole at any time or in part from time to time during the option period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, together with Payment in full of the purchase price. Payment may be made by check and/or if permitted by the Board by tendering to the Company, Shares that the Optionee already owns or any combination thereof having a fair market value equal to the exercise price. If Shares are tendered as partial or full payment, the fair market value of such Shares shall be equal to the closing price of the Shares as reported on the principal national stock exchange on which the Shares may be traded on the day immediately preceding the day of receipt of the Shares by the Company, or if no sale of Shares has been made on any securities exchange on that date, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred. During such time as the Shares are not listed on a national securities exchange, the fair market value of the Shares shall be the mean between the closing "bid" and "ask" Prices of the Shares as quoted by the National Association of Securities Dealers Automated Quotation System for the day preceding receipt by the Company of the Shares, and if no "bid" or "ask" Prices are quoted for such day, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted. An Optionee shall have the rights of a shareholder only with respect to Shares for which certificates have been issued.

         (d) Termination of Employment-Death.

         Each Option granted under the Plan shall be exercisable only while the Optionee is an employee of the Company or a subsidiary or, in the case of a director who is not an employee only while a director of the Company or a subsidiary. If an Optionee dies, the Option may be exercised, to the extent that the Optionee was entitled to exercise it at the date of death, by an executor, personal representative or heir, as the case may be, at any time within a period of two (2) years after the Optionee's death. If the termination is due to disability, incentive options must be exercised within twelve (12) months of said termination and non-statutory options must be exercised within thirty six
(36) months of the outset of the disability. Nothing herein shall be construed to permit an option to be exercised after the termination of the term of the Option. An Optionee's rights or Options under this Plan are exercisable, during the Optionee's lifetime, only by the

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Optionee and such rights or options may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer such rights or options shall be void and without effect.

         (e) Incentive Stock Options.

         An Incentive Option shall be subject to the following additional terms and conditions: (1) The aggregate fair market value, determined on the date of grant, of the Shares with respect to which Incentive Options or any incentive stock option granted under any other plan maintained by the Company are exercisable for the first time by an Optionee during any calendar year may not exceed $100,000; and (2) the Optionee, immediately prior to the grant of an Option, does not, directly or indirectly as determined under Section 425 of the Code, own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless the exercise price of the Option is at least 110% of the fair market value of the Shares at the time of grant and the term of the Option is not in excess of five (5) years from the date of grant.

         (f) Options to Directors.

         Options granted to directors shall be subject to the following additional terms and conditions: (1) No director shall receive Options at any time or from time to time for more than 1,000,000 Shares in the aggregate; (2) The exercise price of Nonstatutory Options shall be equal to the fair market value of the Shares determined on the date of grant; (3) The period of each Option shall be eight (8) years; and (4) An Option shall be exercisable over a three year period.

V.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         If the Shares are changed by reason of stock dividends, recapitalization, mergers, consolidations; split-ups, combinations or exchanges of shares and the like, the aggregate number and class of Shares available under the Plan and the maximum number of shares to which options may be granted to any individual shall be appropriately adjusted by the Board, and, in the case of each Option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant thereto and the exercise price of each Option shall be adjusted to such extent as may be determined by the Board, whose determination shall be conclusive.

VI.  LEAVE OF ABSENCE

         The Board shall determine the extent to which military or Government service or leave of absence for any other reason shall constitute termination of employment for the purposes of the Plan or any Option.

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VII.  GOVERNMENT REGULATIONS

         The Plan, the grant and exercise of Options and the obligations of the Company to sell and deliver Shares under such Options shall be subject to all applicable Federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificate or certificates for Shares prior to (I) the admission of such Shares to listing on any stock exchange on which the Shares may then be listed; and (II) the completion of any registration or other qualification under any state or Federal law or rulings or regulations of any governmental body, which the Company shall, in its sole discretion, determine to be necessary or advisable.

VIII.  TERMINATION OF THE PLAN

         The Plan shall become effective on January 22, 1990, and shall terminate on January 22, 2000. The Plan may be terminated at an earlier date by the Board of Directors; provided, however, that any such earlier termination shall not affect any Options granted prior to the date of such termination.

IX.  AMENDMENT OF THE PLAN

         The Plan may be amended by the Board of Directors provided, however, that no such amendment may increase the number of Shares for which Options may be granted (except as provided by Article V) and no such amendment may alter the designation of the class of persons eligible to receive Options under the Plan unless such amendment is approved by the stockholders of the Company. No amendment shall affect any Options previously granted unless such amendment shall expressly so provide and unless any Optionee to whom an Option has been granted who would be adversely affected by such amendment consents in writing.

X.  PARTICIPATION AND EMPLOYMENT RELATIONSHIP

         The adoption of this Plan shall not be deemed to give any employee, officer or director of the Company any right to be granted an option to purchase Shares, except to the extent and upon such terms and conditions as may be determined by the Board. Nothing herein contained shall be deemed to prevent the Company from terminating the employment of an Optionee.

XI.  GOVERNING LAW

         This Plan and all determinations made and actions taken pursuant hereto, shall be governed by the laws of the Commonwealth of Massachusetts and construed in accordance therewith.

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